EXHIBIT 10.2


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                               SERVICES AGREEMENT

       This Company Services Agreement ("AGREEMENT") is made and entered into as of May 6, 2005 (the "EFFECTIVE DATE") by and between Catcher, Inc., a Delaware corporation and its parent entity now known as U.S. Telesis Holdings, Inc. a Delaware corporation (together the "COMPANY"), and BlackFord Partners Inc., a California corporation (the "BLACKFORD").

       1.     SERVICES AND COMPENSATION

              (a) BlackFord agrees to perform for the Company and for its parent entity now known as U.S. Telesis Holdings, Inc. ("UST"), the services described in EXHIBIT A (the "SERVICES") in accordance with the terms and conditions of this Agreement.

              (b) BlackFord agrees to execute a Company agreement regarding Company's proprietary information and inventions, based on mutually agreeable terms and conditions.

              (c) Company agrees to pay BlackFord the compensation set forth in EXHIBIT A for the performance of the Services.

       2.     TERM AND TERMINATION

              (a) This Agreement will commence as of the Effective Date and will continue until the earlier of (i) completion of the Services; (ii) six months; or (ii) termination as provided below.

              (b) Either party may terminate this Agreement upon thirty (30) days written notice to the other party.

              (c) If either party defaults in the performance of this Agreement or materially breaches any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination will take effect immediately on receipt of notice by the breaching party or five (5) days after mailing of notice, whichever occurs first. For the purposes of this paragraph, material breach of this Agreement includes, but is not limited to, the following:

                     (i) material breach of any representation or agreement contained in this Agreement.

                     (ii) BlackFord's failure to use commercially reasonable efforts to complete the Services specified in Exhibit A.

                     (iii) Company's failure to pay BlackFord any compensation due within fifteen (15) days after written demand for payment.

              (d) Upon such termination all rights and duties of the parties toward each other shall cease except:

                     (i) Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to BlackFord for unpaid Services and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof; and

                     (ii) Sections 4 (Independent Contractor) shall survive termination of this Agreement.

                     (iii) Upon the termination of this Agreement, BlackFord will deliver to the Company all of the Company's property or Confidential Information in tangible form that BlackFord may have in BlackFord's possession or control.

       3.     CONFIDENTIALITY

              (a) The following provisions shall govern the Consultant's obligations concerning the Company's confidential information:

                     (i) The term "Confidential Information" shall mean the proprietary and confidential financial data, business plans, intellectual property and other proprietary and confidential information of the Company and its parent and affiliates, whether developed by any of them or by BlackFord or by any other person, all of which may either be furnished by the Company, orally or in writing, or to which BlackFord may have unlimited access.

                     (ii) BlackFord represents and agrees that it shall receive Confidential Information in confidence, maintain the confidence of Confidential Information, not disclose it to any other person (except as required by a federal or state governmental agency or by court order, after notice of such requirement or order is given to the Company such that the Company can take steps that may be available to protect its Confidential Information), use Confidential Information solely in connection with the provision of Services and from and after the expiration or termination of this Agreement will not use Confidential Information for any purpose whatsoever.

       4.     ASSIGNMENT

              Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by either party without the express written consent of the other party, which consent shall not be unreasonably withheld.

       5.     INDEPENDENT CONTRACTOR

              (a) BlackFord's relationship with the Company will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. BlackFord, or any of its employees, contractors or agents, will not be authorized to make any representation, contract or commitment on behalf of the Company unless specifically requested or authorized in writing to do so by the Chairman, President and/or CEO of the Company and which request has been approved by an officer of BlackFord. BlackFord will be solely responsible for obtaining any business or similar licenses required by any federal, state or local authority. In addition, BlackFord will be solely responsible for, and will file on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. No part of BlackFord's compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. BlackFord further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company (i) to pay withholding taxes or similar items or, or (ii) resulting from BlackFord's being determined not to be an independent contractor.

              (b) In accordance with the Company's objectives, BlackFord will determine the method, details and means of performing the Services required by this Agreement. BlackFord shall provide the Services for which BlackFord is engaged to the reasonable satisfaction of Company.

              (c) BlackFord may perform the Services required by this Agreement at any place or location and at such times as BlackFord shall determine. BlackFord agrees to provide all tools and instrumentalities, if any, required to perform the Services under this Agreement.

              (d) BlackFord acknowledges and agrees, and it is the intent of the parties hereto, that BlackFord receives no benefits from the Company, either as an independent contractor or employee.

       6.     OBLIGATIONS OF COMPANY

              (a) The Company agrees to indemnify BlackFord against liability, loss, expenses (including reasonable attorneys fees and court costs), judgments, fees, fines and amounts in the event that BlackFord becomes a party to or is threatened to be made a party to any claim, demand, action, suit or investigation arising from Services that BlackFord performed for the Company under this Agreement, and provided that BlackFord reasonably believed such Services to be in the best interests of the Company.

              (b) Company agrees it shall not use the name of BlackFord in any business plan, report, prospectus, website or any other document without the prior written consent of BlackFord.

              (c)    Company agrees to allow BlackFord to use Company's logo and
public  information  (i.e.  website,  press  releases,   etc.)  in  Consultant's
marketing materials and presentations to third parties.

              (d) During the period that this Agreement is in effect, and for one (1) year thereafter, each party agrees not to solicit for employment, hire, engage as a consultant, any employee of the other party without the prior written approval of the other party.

       7.     ARBITRATION AND EQUITABLE RELIEF

              (a) Except as provided in Section 7(d) below, the Company and BlackFord agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration before a sole arbitrator to be held in San Diego, California, in accordance with the rules then in effect of the American Arbitration Association (the "RULES"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. The prevailing party in any dispute, arbitration or other proceeding shall be entitled to recover its reasonable attorneys' fees and costs, including experts' and BlackFord's fees.

              (b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. BlackFord hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

              (c) The Company and BlackFord shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses.

              (d) COMPANY HAS READ AND UNDERSTANDS SECTION 6, WHICH DISCUSSES ARBITRATION. COMPANY UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, COMPANY AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF COMPANY'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

                          --------            --------
                          Initials            Initials

       8.     ENTIRE AGREEMENT.

This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior agreements, arrangements, presentations and understandings relative to the subject matter hereof, whether written or oral, express or implied, including without limitation a Proposal Agreement dated April 15, 2005. No oral or written statement, representation, warranty or promise made prior to or contemporaneously with the execution of this Agreement shall be binding upon a party with respect to the subject matter hereof or shall otherwise affect the enforceability of this Agreement in accordance with its terms.

       9.     AMENDMENT AND WAIVER.

This Agreement may be amended or modified only by a written instrument executed by each party hereto. The failure or refusal of a party either to insist upon the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right or to any other provision or right, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right or such other provision or right. A waiver of any such provision or right must be in writing, signed by an authorized representative of the waiving party to be effective.

       10.    NOTICES.

All notices required to be made hereunder shall be sent to the respective addresses of the parties set forth below by certified mail, return receipt requested, or by hand or express courier to the addresses set forth above. The Company and BlackFord may change their respective addresses for notices by a notice given in accordance with this section 9. Notices shall be effective upon delivery if hand delivered or delivered by express courier and upon the third day after mailing if sent by certified mail.

       11.    HEADINGS.

Headings inserted in this Agreement are for the convenience of the parties and shall not govern any conclusion or interpretation of this Agreement or any of its provisions. Plurals shall include the singular and VICE VERSA.

       12.    SEVERABILITY.

In case any provision or part thereof in this Agreement shall, for any reason, be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision or part thereof, and this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part thereof had been reformed so that it would be valid, legal and enforceable to the maximum extent permitted. The Company shall have the right to set off all or any part of the damages it incurs as a result of the Consultant's breach of their obligations in this Agreement against amounts which are owed by the Company to the Consultant hereunder.

       13.    COUNTERPARTS.

This Agreement may be executed in multiple counterparts, each of which shall be deemed enforceable without production of the others, and all of which, together, shall be deemed one and the same instrument. This Agreement may be delivered by facsimile.

              IN  WITNESS  WHEREOF,   the  parties  hereto  have  executed  this
Agreement as of the day and year first above written.

COMPANY:                                BLACKFORD:
CATCHER, INC.                           BLACKFORD PARTNERS INC.
1165 Via Vera Cruz                      3310 Avenida Anacapa  Suite 100
San Marcos, CA  92069                   Carlsbad, CA  92009

/s/ Ira Tabankin                        /s/ Jeff Gilford
-------------------------------         -------------------------------
Ira Tabankin                            Jeff Gilford
Its: Chairman                           Its: Principal



U.S. TELESIS HOLDINGS, INC.
1165 Via Vera Cruz
San Marcos, CA  92069

/s/ Chuck Sander
-------------------------------
Chuck Sander
Its: President & CEO

EXHIBIT A

                            SERVICES AND COMPENSATION

1.     SERVICES.

              (a) BlackFord will provide Financial and Accounting Advisory Services to the Company and to its parent (now known as U.S. Telesis Holdings, Inc.), which services shall include, but shall not be limited to, the following:

                     1.     Establish   preliminary   accounting   system  using
                            Quickbooks software.

                     2.     Establish   banking   relationship   and   operating
                            accounts.

                     3.     Set  up  of  key  service   provider   relationships
                            including the following:

                            a.     Corporate/securities legal representation

                            b.     CPA's

                            c.     Insurance (Property, liability, D&O/EPLI)

                            d. Employee benefit providers (Medical, dental, life)

                            e.     Payroll

                     4. Establish and maintain corporate accounting and financial reporting

                     5. Creation of the company stock option plan (if not previously completed), and coordinate the Interim Period grants as approved by the Board of Directors.

                     6.     Research  and  assist  with  SEC   requirements  (as
                            applicable)

                     7.     Transactional   support  of  vendor   and   customer
                            activity

                     8.     Maintenance   of   investor   capital   reports

                     9. Transition of records to go-forward finance and accounting staff

                     10. Participate in management and Board of Directors meetings as necessary.

                     11.    Other responsibilities as mutually agreed.

BlackFord shall have wide discretion in the methods used to perform the services described above or other tasks assigned to it.

2.     COMPENSATION.

              (a) In consideration for the Services outlined in Section 1 above, the Company agrees to pay BlackFord for services rendered on an hourly basis for the following:

                     (i) Financial Advisory Services as rendered at $125 per hour

                     (ii) Accounting Advisory Services as rendered at $75 per hour

              (b)    As additional  compensation  for the Services  described in
Section 1 above and subject to the approval of the Board of Directors of UST, the Company will cause UST to issue to BlackFord, within ninety (90) days from execution of the Agreement, a grant of Non-statutory Stock Options ("Options") to purchase a total of 0.50% (half of one percent) of the total fully diluted shares outstanding as of the date immediately following the closing of the Company's recent equity transactions including the financing of approximately $4.5 million, acquisition by US Telesis Holdings, Inc. and shares to be reserved for establishing the Company option plan. Options will be issued to BlackFord in the names and allocations of Stan Blackburn (25%) and Jeff Gilford (75%) individually, and at the current fair market value of the Company's Common Stock on the date of such grant. All grants will be fully vested upon grant and include post termination exercise periods of 5 years. The Company will also cause UST to effect a proper and timely registration of the shares contemplated by the Options herein.

              (c) The Option shall provide that in the event that the outstanding shares of Common Stock of the Company are hereafter adjusted by reason of a recapitalization, stock split, reverse stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then the appropriate adjustment shall be made by UST and/or its Board of Directors to the number of shares subject to this Agreement and to the price per share, in order to preserve, as nearly as practical, but not to increase, the benefits to BlackFord under this Amendment.

              (d) The Company will deposit with BlackFord a $5,000 refundable retainer that shall be applied towards final fees and costs of BlackFord at the termination of this Agreement. Any balance of funds in excess of final fees and costs due to BlackFord will be refunded to Company within thirty (30) days of the effective date of termination, or upon mutual agreement will serve to offset a post termination three month retainer for continued availability and access in transition of Services.

              (e) BlackFord reserves the right to change its hourly rates on an annual basis or with thirty (30) days written notice, in which case the new rates will apply to all work performed under this Agreement thereafter.

              (f) BlackFord will submit to Company an invoice for Services rendered on or about the 15th and last day of each month. Company agrees to pay the amount due to BlackFord for Services upon receipt of the invoice. Payments sent by Company after thirty (30) days from receipt of invoice shall be subject to an eighteen percent (18%) monthly finance charge or the maximum rate permitted by applicable law, whichever is less, computed from the date of the invoice.

              (g) BlackFord will be reimbursed by Company for reasonable out-of-pocket disbursements incurred in performing Services under this Agreement provided that such expenses are approved in advance by the Company.

                         [BLACKFORD PARTNERS INC. LOGO]

       AMENDMENT 1

       This Amendment, dated June 24, 2005 ("Effective Date") amends the Services Agreement ("Agreement") dated May 6, 2005 by and between Catcher, Inc., a Delaware corporation and its parent entity Catcher Holdings, Inc. (formerly U.S. Telesis Holdings, Inc.) a Delaware corporation (together the "COMPANY"), and BlackFord Partners Inc., a California corporation (the "BLACKFORD").

1.     Exhibit A Section 2(b) shall be amended to the following:

       As additional compensation for the Services described in Section 1 above and subject to the approval of the Board of Directors of UST, the Company will cause UST to issue to BlackFord, within thirty (30) days from execution of the Agreement, warrants of the Company's common stock. The Warrant(s) will be issued to BlackFord on a reverse split basis, in the names and allocations of Jeff Gilford for 65,000 shares and Stan Blackburn 20,000 shares. The shares shall be issued at the current fair market value of the Company's Common Stock on the date prior to the issuance of such warrant. The warrant shall be fully vested upon and include an exercise period of no less than 5 years. The Company will also cause to effect a proper and timely registration of the shares contemplated by the Warrant described herein.

              This Amendment contains revised terms and conditions agreed upon by the parties and becomes a part of the Agreement between the Company and BlackFord. Except as set forth in this Amendment, all of the terms and conditions of the Agreement shall remain unmodified and in full force and effect.

COMPANY:                                BLACKFORD:
CATCHER, INC.                           BLACKFORD PARTNERS INC.
1165 Via Vera Cruz                      3310 Avenida Anacapa  Suite 100
San Marcos, CA  92069                   Carlsbad, CA  92009

/s/ Ira Tabankin                        /s/ Jeff Gilford
-------------------------------         -------------------------------
Ira Tabankin                            Jeff Gilford
Its: Chairman                           Its: Principal



CATCHER HOLDINGS, INC.

1165 Via Vera Cruz
San Marcos, CA  92069

/s/ Chuck Sander
-------------------------------
Chuck Sander
Its: President & CEO